Exhibit 10.2

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of _______, 2025 by and between OS Therapies Incorporated, a Delaware corporation (the “Company”), and Ayala Pharmaceuticals, Inc., a Delaware corporation formerly known as Advaxis, Inc. (“Ayala”).

WHEREAS:

A. In connection with the Asset Purchase Agreement by and between the parties hereto, dated as of January __, 2025 (the “Purchase Agreement”, and together with the agreements contemplated thereunder, the “Transaction Agreements”), the Company has agreed, among other things, at and subject to the Closing, to issue and sell to Ayala the Consideration Shares and, if applicable pursuant to the terms of the Purchase Agreement, the Warrant and the Additional Consideration Shares (as such terms are defined in the Purchase Agreement).

B. In accordance with the terms of the Transaction Agreements, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar successor statute (collectively, the “1933 Act”), and applicable state securities laws in accordance with this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and Ayala hereby agree as follows:

1.  Definitions.

Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Purchase Agreement. As used in this Agreement, the following terms shall have the following meanings:

(a)  “Affiliate” of a Person means any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such Person. The term “control” (including the terms “controlling”, “controlled by” and “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract, or otherwise.

(b)  “Business Day” means any day other than Saturday, Sunday or any other day on which commercial banks in the City of New York are authorized or required by law to remain closed.

(c)  “Common Stock” means the shares of common stock of the Company, par value $0.001 per share.

(d)  “effective” and “effectiveness” refer to the Registration Statement that has been declared effective by the SEC and is available for the resale of the Registrable Securities required to be covered thereby.

(e)  “Effective Date” means the date that the Registration Statement has been declared effective by the SEC.

(f)  “Effectiveness Deadline” means the date which is the earlier of (i) in the event that the Registration Statement (x) is not subject to a review by the SEC, 90 calendar days following the Closing or (y) is subject to a full review by the SEC, 150 calendar days following the Closing and (ii) the seventh (7th) Business Day after the date the Company is notified (orally or in writing, whichever is earlier) by the SEC that such Registration Statement will not be reviewed or will not be subject to further review; provided, however, that if the Effectiveness Deadline falls on a Saturday, Sunday or other day that the SEC is closed for business, the Effectiveness Deadline shall be extended to the next Business Day on which the SEC is open for business.

(g)  “Eligible Market” means the Principal Market, The New York Stock Exchange, Inc., the Nasdaq Global Select Market, the Nasdaq Global Market, or the Nasdaq Capital Market.

(h)  “Filing Date” means the date on which the Registration Statement is filed with the SEC.

(i)  “Filing Deadline” means the date which is 75 calendar days following the Closing.

(j)  “Holder” means Ayala, its Affiliates and its permitted assigns and successors.

(k)  “Person” means an individual, a limited liability company, a partnership, a joint venture, a corporation, a trust, an unincorporated organization and a government or any department or agency thereof.

(l)  “Principal Market” means the NYSE American.

(m)  “Prospectus” means the prospectus or prospectuses included in any Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective Registration Statement in reliance on Rule 430A under the 1933 Act or any successor rule thereto), as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus or prospectuses.

(n)  “register,” “registered,” and “registration” refer to a registration effected by preparing and filing the Registration Statement in compliance with the 1933 Act and pursuant to Rule 415, and the declaration or ordering of effectiveness of such Registration Statement by the SEC.

(o)  “Registrable Securities” means (i) the Consideration Shares (and, in the event that Warrants are issued pursuant to the terms of the Purchase Agreement, the Warrant Shares issuable upon exercise of the Warrant (assuming on such date the Warrant is exercised in full without regard to any exercise limitations therein) and, in the event the Additional Consideration Shares are issued pursuant to the terms of the Purchase Agreement, such Additional Consideration Shares), and (ii) any capital stock of the Company issued or issuable, with respect to the securities described in clause (i) as a result of any stock split, stock dividend, recapitalization, exchange or similar event or otherwise; provided, however, that such securities shall cease to qualify as Registrable Securities upon the sale thereof pursuant to and in accordance with an effective Registration Statement.

(p)  “Registration Statement” means the registration statement of the Company filed under the 1933 Act covering the resale of Registrable Securities.

(q)  “Rule 144” means Rule 144 promulgated under the 1933 Act or any successor rule or regulation of the SEC that may at any time permit the Holder to sell securities of the Company to the public without registration.

(r)  “Rule 415” means Rule 415 promulgated under the 1933 Act or any successor rule providing for offering securities on a continuous or delayed basis.

(s)  “SEC” means the United States Securities and Exchange Commission.

(t)  “Trading Day” means any day on which the Common Stock is traded on the Principal Market, or, if the Principal Market is not the principal trading market for the Common Stock on such day, then on the principal securities exchange or securities market on which the Common Stock is then traded.

2.  Demand Registration.

(a)  Registration. The Company shall prepare, and, as soon as practicable but in no event later than the Filing Deadline, file with the SEC the Registration Statement on Form S-3, or if Form S-3 is unavailable, Form S-1, covering the resale of all of the Registrable Securities. The Registration Statement prepared pursuant hereto shall (i) register for resale all of the Registrable Securities, and (ii) contain “plan of distribution” and “selling stockholders” sections in substantially the form of Exhibit A hereto. The Company shall use its reasonable commercial efforts to have the Registration Statement declared effective by the SEC as soon as practicable, but in no event later than the Effectiveness Deadline. No later than the second (2nd) Business Day following the Effective Date, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(b)  Legal Counsel. Subject to Section 5 hereof, Holder shall have the right to select one legal counsel to review and monitor any registration pursuant to this Section 2 (“Legal Counsel”), which shall be such counsel as designated by Holder, and reasonably acceptable to the Company. The Company shall be responsible for the fees and expenses of Legal Counsel, up to an aggregate cumulative amount of $10,000. The consent of the Legal Counsel shall not be required for the Company to take any action in connection with this Agreement; provided that it shall consider such Legal Counsel’s timely comments in good faith.

(c)  Ineligibility for Form S-3. In the event that Form S-3 is not available for the registration of the resale of Registrable Securities hereunder, the Company shall (i) register the resale of the Registrable Securities on Form S-1 and (ii) undertake to register the Registrable Securities on Form S-3 as soon as such form is available, provided that the Company shall maintain the effectiveness of the Registration Statement then in effect until such time as a Registration Statement on Form S-3 covering the Registrable Securities has been declared effective by the SEC.

(d)  Lock Up Obligations. For the sake of clarity, nothing herein should be considered as derogating from Ayala’s obligations under the Lock Up Agreement.

(e)  Rule 415; Cutback. If the SEC prevents Company from including any or all of the Registrable Securities in the Registration Statement filed pursuant to this Section 2 due to limitations on the use of Rule 415 under the 1933 Act or requires Holder to be named as an “underwriter,” Company shall use its commercially reasonable efforts to persuade the SEC that the offering contemplated by the Registration Statement is a valid secondary offering and not an offering “by or on behalf of the issuer” as defined in Rule 415 and that Holder is not an “underwriter.” In the event that, despite Company’s commercially reasonable efforts and compliance with the terms of this Section 2(e), the SEC refuses to alter its position, Company shall (i) remove from the Registration Statement such portion of the Registrable Securities (the “Cut Back Shares”); it being clarified that it shall first reduce Registrable Securities represented by the Warrant Shares and only thereafter those that are with respect to Consideration Shares and/or (ii) agree to such restrictions and limitations on the registration and resale of the Registrable Securities as the SEC may require to assure Company’s compliance with the requirements of Rule 415 (collectively, the “SEC Restrictions”); provided, however, that Company shall not agree to name Holder as an “underwriter” in such Registration Statement without the prior written consent of Holder. Holder acknowledges that it shall not have suffered any losses as to any Cut Back Shares until the date that is five (5) Trading Days following the date that Company is eligible to bring effective the registration of such Cut Back Shares in accordance with any SEC Restrictions (such date, the “Restriction Termination Date” of such Cut Back Shares). From and after the Restriction Termination Date applicable to any Cut Back Shares, all of the provisions of this Agreement shall again be applicable to such Cut Back Shares; provided, however, that the Filing Deadline for the Registration Statement covering such Cut Back Shares shall be fifteen (15) Trading Days after such Restriction Termination Date, and Company shall use commercially reasonable efforts to cause such additional Registration Statement to become effective as promptly as practicable thereafter.

3.  Related Obligations. At such time as the Company is obligated to file the Registration Statement with the SEC pursuant to Section 2(a) (or, subject to applicable changes, Section 2(e)), the Company will use its reasonable commercial efforts to effect the registration of the Registrable Securities in accordance with the intended method of disposition thereof and, pursuant thereto, the Company shall have the following obligations:

(a)  The Company shall prepare and file with the SEC a Registration Statement with respect to the Registrable Securities and use its reasonable commercial efforts to cause such Registration Statement relating to the Registrable Securities to become effective as soon as practicable after such filing (but in no event later than the Effectiveness Deadline). The Company shall use its reasonable commercial efforts to keep the Registration Statement effective until the earlier of (i) eighteen (18) months after the Effective Date, or (ii) the date on which the Holder ceases to hold any Registrable Securities (the “Registration Period”). The Company shall submit to the SEC, within four (4) Business Days after the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or that the SEC has no further comments on the Registration Statement, as the case may be, a request for acceleration of effectiveness of such Registration Statement to a time and date not later than two (2) Business Days after the submission of such request. The Company shall respond in writing to comments made by the SEC in respect of a Registration Statement as soon as practicable.

(b)  The Company shall ensure that the Registration Statement (including any amendments or supplements thereto and Prospectuses contained therein) shall not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein, or necessary to make the statements therein (in the case of Prospectuses, in the light of the circumstances in which they were made) not misleading.

(c)  The Company shall prepare and file with the SEC such amendments (including post-effective amendments) and supplements to the Registration Statement and the Prospectus, which prospectus is to be filed pursuant to Rule 424 promulgated under the 1933 Act, as may be necessary to keep such Registration Statement effective at all times during the Registration Period, and, during such period, comply with the provisions of the 1933 Act with respect to the disposition of all Registrable Securities of the Company covered by such Registration Statement until such time as all of such Registrable Securities shall have been disposed of in accordance with the intended methods of disposition by the seller(s) thereof as set forth in such Registration Statement.

(d)  The Company shall permit Legal Counsel to review and comment upon (i) a Registration Statement at least three (3) Business Days prior to its filing with the SEC and (ii) all amendments and supplements to all Registration Statements (except for Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and any similar or successor reports or analogous reports under the Securities Exchange Act of 1934, as amended (the “1934 Act”)) within three (3) Business Days prior to their filing with the SEC. In addition, if requested by Holder, the Company shall permit such Holder to review and comment on the Selling Stockholder section of the Registration Statement and all amendments and supplements to all Registration Statements at least two (2) Business Days prior to its filing with the SEC. The Company shall reasonably cooperate with Legal Counsel in performing the Company’s obligations pursuant to this Section 3.

(e)  The Company shall furnish to Holder, without charge, following request from Holder, (i) promptly after the same is prepared and filed with the SEC, at least one copy of such Registration Statement and any amendment(s) thereto, including financial statements, exhibits and schedules, if requested by Holder, and each Prospectus (which may be delivered by email), (ii) upon the effectiveness of any Registration Statement, one copy of the Prospectus included in such Registration Statement and all amendments and supplements thereto (which may be delivered by email) and (iii) such other documents, including copies of any final prospectus, as such Holder may reasonably request from time to time in order to facilitate the disposition of the Registrable Securities owned by such Holder.

(f)  The Company shall use its reasonable commercial efforts to (i) register and qualify, unless an exemption from registration and qualification applies, the resale by Holder(s) of the Registrable Securities covered by a Registration Statement under such other securities or “blue sky” laws of all applicable jurisdictions in the United States (the “Jurisdictions”), (ii) prepare and file in those Jurisdictions such amendments (including post-effective amendments) and supplements to such registrations and qualifications as may be necessary to maintain the effectiveness thereof during the Registration Period, (iii) take such other actions as may be necessary to maintain such registrations and qualifications in effect at all times during the Registration Period, and (iv) take all other actions reasonably necessary or advisable to qualify the Registrable Securities for sale in such Jurisdictions; provided, however, that the Company shall not be required in connection therewith or as a condition thereto to (x) qualify to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3(f), (y) subject itself to general taxation in any such jurisdiction, or (z) file a general consent to service of process in any such jurisdiction.

(g)  The Company shall promptly notify Legal Counsel and Holder(s) of the receipt by the Company of any notification with respect to the suspension of the registration or qualification of any of the Registrable Securities for sale under the securities or “blue sky” laws of any jurisdiction in the United States or its receipt of actual notice of the initiation or threatening of any proceeding for such purpose.

(h)  The Company shall notify Legal Counsel and Holder(s) in writing of the happening of any event, as promptly as practicable after becoming aware of such event, as a result of which the Prospectus, as then in effect, includes an untrue statement of a material fact or omission to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading (provided that in no event shall such notice contain any material, nonpublic information), and promptly prepare a supplement or amendment to such Registration Statement to correct such untrue statement or omission, and deliver, following request of Holder(s), one copy of such supplement or amendment to Legal Counsel and Holder(s) (which may be delivered by email). The Company shall also promptly notify Legal Counsel and Holder(s) in writing (i) when a Prospectus or post-effective amendment has been filed, and when a Registration Statement or any post-effective amendment has become effective, (ii) of any request by the SEC for amendments or supplements to a Registration Statement or Prospectus or related information and (iii) of the Company’s reasonable determination that a post-effective amendment to a Registration Statement would be appropriate. No later than the second (2nd) Business Day following the date any post-effective amendment has become effective, the Company shall file with the SEC in accordance with Rule 424 under the 1933 Act the final prospectus to be used in connection with sales pursuant to such Registration Statement.

(i)  The Company shall use its reasonable commercial efforts to prevent the issuance of any stop order or other suspension of effectiveness of a Registration Statement, or the suspension of the qualification of any of the Registrable Securities for sale in any jurisdiction and, if such an order or suspension is issued, to obtain the withdrawal of such order or suspension at the earliest possible moment and to promptly notify Legal Counsel and Holder(s) of the issuance of such order or suspension and the resolution thereof or its receipt of actual notice of the initiation or threat of any proceeding for such purpose.

(j)  Notwithstanding anything to the contrary contained herein, in no event shall the Company be permitted to identify any Holder or affiliate thereof as an “underwriter” without the prior written consent of such Holder.

(k)  The Company shall hold in confidence and not make any disclosure of information concerning a Holder provided to the Company unless (i) disclosure of such information is reasonably necessary to comply with federal or state securities laws, (ii) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement, (iii) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, or (iv) such information has been made generally available to the public other than by disclosure in violation of this Agreement. The Company agrees that it shall, upon learning that disclosure of such information concerning a Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice (to the extent the Company is permitted to do so) to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(l)  If requested by Holder, the Company shall as soon as practicable (i) incorporate in a prospectus supplement or post-effective amendment such information as Holder reasonably requests to be included therein relating to the sale and distribution of Registrable Securities, including, without limitation, information with respect to the number of Registrable Securities being offered or sold, the purchase price being paid therefor and any other terms of the offering of the Registrable Securities to be sold in such offering; (ii) make all required filings of such prospectus supplement or post-effective amendment after being notified of the matters to be incorporated in such prospectus supplement or post-effective amendment; and (iii) supplement or make amendments to any Registration Statement if reasonably requested by Holder holding any Registrable Securities. All costs and expenses related to the foregoing shall be borne by Holder unless the filings relate to developments concerning the Company.

(m)  The Company shall use its reasonable commercial efforts to cause the Registrable Securities covered by a Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to consummate the disposition of such Registrable Securities in the Jurisdictions.

(n)  The Company shall otherwise use its reasonable commercial efforts to comply with all applicable rules and regulations of the SEC in connection with any registration hereunder.

(o)  Within two (2) Business Days after a Registration Statement which covers Registrable Securities is declared effective by the SEC, the Company shall deliver, and shall cause legal counsel for the Company to deliver, to the transfer agent for such Registrable Securities (with copies to the Holder whose Registrable Securities are included in such Registration Statement) confirmation that such Registration Statement has been declared effective by the SEC in customary form reasonably acceptable to Holder.

4.  Obligations of Holder.

(a)  At least five (5) Business Days prior to the anticipated Filing Date of the Registration Statement, the Company shall notify Holder in writing of the information the Company requires from Holder if Holder elects to have any of its Registrable Securities included in such Registration Statement. It shall be a condition precedent to the obligations of the Company to complete any registration pursuant to this Agreement with respect to the Registrable Securities of the Holder that the Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it and the intended method of disposition of the Registrable Securities held by it as shall be reasonably required to effect and maintain the effectiveness of the registration of such Registrable Securities and shall execute such documents in connection with such registration as the Company may reasonably request.

(b)  Holder agrees to cooperate with the Company as reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder, unless it has notified the Company in writing of its election to exclude all of its Registrable Securities from the Registration Statement.

(c)  Holder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3(g) or Section 3(h), Holder will immediately discontinue disposition of Registrable Securities pursuant to any Registration Statement(s) covering such Registrable Securities until Holder’s receipt of copies of the supplemented or amended Prospectus as contemplated by Section 3(g) or Section 3(h) or receipt of notice that no supplement or amendment is required.

(d)  Holder covenants and agrees that it will comply with the prospectus delivery requirements of the 1933 Act as applicable to it or an exemption therefrom in connection with sales of Registrable Securities pursuant to the Registration Statement.

5.  Expenses of Registration. All reasonable expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Sections 2 and 3 hereof, including, without limitation, all registration, listing and qualifications fees, printers and accounting fees, and fees and disbursements of counsel for the Company shall be paid by the Company.

6.  Indemnification. In the event any Registrable Securities are included in a Registration Statement under this Agreement:

(a)  To the fullest extent permitted by law, the Company will, and hereby does, indemnify, hold harmless and defend Holder, the directors, officers, partners, members, employees, agents, representatives of, and each Person, if any, who controls Holder within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Person”), against any losses, claims, damages, liabilities, judgments, fines, penalties, charges, costs, reasonable attorneys’ fees, amounts paid in settlement or expenses, joint or several (collectively, “Claims”), incurred in investigating, preparing or defending any action, claim, suit, inquiry, proceeding, investigation or appeal taken from the foregoing by or before any court or governmental, administrative or other regulatory agency, body or the SEC, whether pending or threatened, whether or not an indemnified party is or may be a party thereto (“Indemnified Damages”), to which any of them may become subject insofar as such Claims (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon: (i) any untrue statement or alleged untrue statement of a material fact in a Registration Statement or any post-effective amendment thereto or in any filing made in connection with the qualification of the offering under the securities or other “blue sky” laws of any jurisdiction in which Registrable Securities are offered (“Blue Sky Filing”), or the omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus if used prior to the effective date of such Registration Statement, or contained in the final prospectus (as amended or supplemented, if the Company files any amendment thereof or supplement thereto with the SEC) or the omission or alleged omission to state therein any material fact necessary to make the statements made therein, in light of the circumstances under which the statements therein were made, not misleading, or (iii) any violation or alleged violation by the Company of the 1933 Act, the 1934 Act, any other law, including, without limitation, any state securities law, or any rule or regulation thereunder relating to the offer or sale of the Registrable Securities pursuant to a Registration Statement (the matters in the foregoing clauses (i) through (iii) being, collectively, “Violations”). Subject to Section 6(c), the Company shall reimburse the Indemnified Persons, promptly as such expenses are incurred and are due and payable, for any legal fees or other reasonable expenses incurred by them in connection with investigating or defending any such Claim. Notwithstanding anything to the contrary contained herein, the indemnification agreement contained in this Section 6(a) shall not apply to: (i) a Claim by an Indemnified Person arising out of or based upon a Violation which occurs in reliance upon and in conformity with information furnished in writing to the Company by such Indemnified Person for such Indemnified Person expressly for use in connection with the preparation of the Registration Statement or any such amendment thereof or supplement thereto; (ii) amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed; (iii) Claims based solely upon any conduct by such Indemnified Person which is finally judicially determined to constitute fraud, gross negligence, willful misconduct or malfeasance; (iv) the Holder’s failure to deliver, if required, a copy of the Registration Statement, the Prospectus or any amendment or supplement thereto (if the same was required by applicable law to be so delivered) after the Company has furnished the Holder with a sufficient number of copies of the same prior to any written confirmation of the sale by the Holder under the Registration Statement, or (v) any statement or omission in any Prospectus that is corrected in any subsequent Prospectus that was delivered to the Holder within a reasonable time prior to the pertinent sale or sales by the Holder under the Prospectus. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Indemnified Person and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 9.

(b)  In connection with any Registration Statement in which a Holder is participating, each Holder agrees to severally and not jointly indemnify, hold harmless and defend, to the same extent and in the same manner as is set forth in Section 6(a), the Company, each of its directors, each of its officers who signs the Registration Statement and each Person, if any, who controls the Company within the meaning of the 1933 Act or the 1934 Act (each, an “Indemnified Party”), against any Claim or Indemnified Damages to which any of them may become subject, under the 1933 Act, the 1934 Act or otherwise, insofar as such Claim or Indemnified Damages arise out of or are based upon any Violation, in each case to the extent, and only to the extent, that such Violation occurs in reliance upon and in conformity with written information furnished to the Company by such Holder expressly for use in connection with such Registration Statement; and, subject to Section 6(c), such Holder shall reimburse the Indemnified Party for any legal or other expenses reasonably incurred by an Indemnified Party in connection with investigating or defending any such Claim; provided, however, that the indemnity agreement contained in this Section 6(b) and the agreement with respect to contribution contained in Section 7 shall not apply to amounts paid in settlement of any Claim if such settlement is effected without the prior written consent of such Holder, which consent shall not be unreasonably withheld or delayed; provided, further, however, that the Holder shall be liable under this Section 6(b) for only that amount of a Claim or Indemnified Damages as does not exceed the net proceeds to such Holder as a result of the sale of Registrable Securities pursuant to such Registration Statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such Indemnified Party and shall survive the transfer of the Registrable Securities by the Holder pursuant to Section 9.

(c)  Promptly after receipt by an Indemnified Person or Indemnified Party under this Section 6 of notice of the commencement of any action or proceeding (including any governmental action or proceeding) involving a Claim, such Indemnified Person or Indemnified Party shall, if a Claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof, and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume control of the defense thereof with counsel mutually satisfactory to the indemnifying party and the Indemnified Person or the Indemnified Party, as the case may be; provided, however, that an Indemnified Person or Indemnified Party shall have the right to retain its own counsel with the fees and expenses of not more than one counsel for all such Indemnified Person or Indemnified Party to be paid by the indemnifying party, if, in the reasonable opinion of counsel retained by the Indemnified Person or Indemnified Party, as applicable, the representation by such counsel of the Indemnified Person or Indemnified Party, as the case may be, and the indemnifying party would be inappropriate due to actual or potential differing interests between such Indemnified Person or Indemnified Party and any other party represented by such counsel in such proceeding. In the case of an Indemnified Person, legal counsel referred to in the immediately preceding sentence shall be selected by the Holders holding at least a majority in interest of the Registrable Securities included in the Registration Statement to which the Claim relates. The Indemnified Party or Indemnified Person shall reasonably cooperate with the indemnifying party in connection with any negotiation or defense of any such action or Claim by the indemnifying party and shall furnish to the indemnifying party all information reasonably available to the Indemnified Party or Indemnified Person which relates to such action or Claim. The indemnifying party shall keep the Indemnified Party or Indemnified Person fully apprised at all times as to the status of the defense or any settlement negotiations with respect thereto. No indemnifying party shall be liable for any settlement of any action, claim or proceeding effected without its prior written consent, provided, however, that the indemnifying party shall not unreasonably withhold, delay or condition its consent. No indemnifying party shall, without the prior written consent of the Indemnified Party or Indemnified Person, consent to entry of any judgment or enter into any settlement or other compromise which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party or Indemnified Person of a release from all liability in respect to such Claim or litigation and such settlement shall not include any admission as to fault on the part of the Indemnified Party. Following indemnification as provided for hereunder, the indemnifying party shall be subrogated to all rights of the Indemnified Party or Indemnified Person with respect to all third parties, firms or corporations relating to the matter for which indemnification has been made. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action shall not relieve such indemnifying party of any liability to the Indemnified Person or Indemnified Party under this Section 6, except to the extent that the indemnifying party is prejudiced in its ability to defend such action.

(d)  The indemnification required by this Section 6 shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as and when bills are received or Indemnified Damages are incurred.

(e)  The indemnity agreements contained herein shall be in addition to (i) any cause of action or similar right of the Indemnified Party or Indemnified Person against the indemnifying party or others, and (ii) any liabilities the indemnifying party may be subject to pursuant to the law.

7.  Contribution. To the extent any indemnification by an indemnifying party is prohibited or limited by law, the indemnifying party agrees to make the maximum contribution with respect to any amounts for which it would otherwise be liable under Section 6 to the fullest extent permitted by law; provided, however, that: (i) no Person involved in the sale of Registrable Securities which Person is guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) in connection with such sale shall be entitled to contribution from any Person involved in such sale of Registrable Securities who was not guilty of fraudulent misrepresentation; and (ii) contribution by any seller of Registrable Securities shall be limited in amount to the amount of net proceeds received by such seller from the sale of such Registrable Securities pursuant to such Registration Statement.

8.  Rule 144 Compliance. With a view to making available to the Holder(s) the benefits of Rule 144, the Company agrees to, while Holder(s) owns any Registrable Securities:

(a)  make and keep public information available, as those terms are understood and defined in Rule 144;

(b)  use reasonable commercial efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the 1933 Act and the 1934 Act, so long as the Company remains subject to such requirements and the filing of such reports and other documents is required for the applicable provisions of Rule 144; and

(c)  furnish to Holder(s) so long as it owns Registrable Securities, promptly upon request, (i) a written statement by the Company, if true, that it has complied with the reporting requirements of Rule 144, the 1933 Act and the 1934 Act, (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company (which may be delivered by email) and (iii) such other information as may be reasonably requested to permit Holder to sell the Registrable Securities pursuant to Rule 144 without registration.

9.  Assignment. The Company may assign this Agreement at any time in connection with a sale or acquisition of the Company, whether by merger, consolidation, sale of all or substantially all of the Company’s assets, or similar transaction, without the consent of the Holder; provided that the successor or acquiring Person agrees in writing to assume all of the Company’s rights and obligations under this Agreement. The rights under this Agreement shall be freely assignable by Ayala to any transferee of at least 25% of Ayala’s Registrable Securities; provided that (i) Ayala agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company; (ii) the Company is furnished with written notice of (a) the name and address of such transferee or assignee, and (b) the Registrable Securities with respect to which such registration rights are being transferred or assigned; and (iii) at or before the time the Company receives the written notice contemplated by clause (ii) of this sentence, and as a condition to the effectiveness of such assignment, the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

10.  Amendments and Waivers. Provisions of this Agreement may be amended and the observance thereof may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder(s) holding a majority of the Registrable Securities. Any amendment or waiver effected in accordance with this Section 10 shall be binding upon all Holder(s) and the Company.

11.  Miscellaneous.

(a)  A Person is deemed to be a holder of Registrable Securities whenever such Person owns or is deemed to own of record such Registrable Securities. If the Company receives conflicting instructions, notices or elections from two or more Persons with respect to the same Registrable Securities, the Company shall act upon the basis of instructions, notice or election received from such record owner of such Registrable Securities.

(b)  Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon delivery, when sent by facsimile (provided that confirmation of transmission is mechanically or electronically generated and kept on file by the sending party), (iii) upon delivery, when sent by electronic mail (provided that the sending party does not receive an automated rejection notice); or (iv) one Business Day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and e-mail addresses for such communications shall be:

If to the Company:

OS Therapies

115 Pullman Crossing Road, Suite 103

Grasonville, Maryland 21638

Attention: Paul A. Romness

Email: [*]

With a copy (which shall not constitute notice) to:

Olshan Frome Wolosky LLP

1325 Avenue of the Americas

15th Floor

New York, New York 10019

Attention: Spencer G. Feldman

Email: [*]

If to a Holder, to its address, facsimile number or email address set forth on the Schedule of Holders attached hereto, with copies to such Holder’s representatives if so indicated on the Schedule of Holders, or to such other address, facsimile number and/or email address to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or e-mail transmission containing the time, date, recipient facsimile number or e-mail address and an image of the first page of such transmission or (C) provided by a courier or overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

(c)  Failure of any party to exercise any right or remedy under this Agreement or otherwise, or delay by a party in exercising such right or remedy, shall not operate as a waiver thereof.

(d)  All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

(e)  If any provision of this Agreement is prohibited by law or otherwise determined to be invalid or unenforceable by a court of competent jurisdiction, the provision that would otherwise be prohibited, invalid or unenforceable shall be deemed amended to apply to the broadest extent that it would be valid and enforceable, and the invalidity or unenforceability of such provision shall not affect the validity of the remaining provisions of this Agreement so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

(f)  This Agreement, the other Transaction Documents (as defined in the Purchase Agreement) and the instruments referenced herein and therein constitute the entire agreement among the parties hereto with respect to the subject matter hereof and thereof. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein and therein. This Agreement, the other Transaction Documents and the instruments referenced herein and therein supersede all prior agreements and understandings among the parties hereto with respect to the subject matter hereof and thereof.

(g)  Subject to the requirements of Section 9, this Agreement shall inure to the benefit of and be binding upon the permitted successors and assigns of each of the parties hereto.

(h)  The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

(i)  This Agreement may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement. This Agreement, once executed by a party, may be delivered to the other party hereto by facsimile transmission or scanned via e-mail of a copy of this Agreement bearing the signature of the party so delivering this Agreement.

(j)  Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

(k)  The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent and no rules of strict construction will be applied against any party.

(l)  This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

[Signature Page Follows]

IN WITNESS WHEREOF, Ayala and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

COMPANY:

OS THERAPIES INCORPORATED

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, Ayala and the Company have caused their respective signature page to this Registration Rights Agreement to be duly executed as of the date first written above.

AYALA PHARMACEUTICALS, INC.

By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

SCHEDULE OF HOLDERS

Holder	Holder Address, including Email	Holder’s Representative’s Address, including Email

Ayala Pharmaceuticals, Inc.	[●] [●] Attention: [●] E-mail: [●]	Goldfarb Gross Seligman & Co. One Azrieli Center Tel Aviv, Israel Attention: Ido Zemach, Adv. email: [*]

Exhibit A

SELLING STOCKHOLDER

We have prepared this prospectus to allow the selling stockholder to offer and sell from time to time up to [●] shares of our common stock for its own account, [including those shares issuable to the selling stockholder, upon exercise of the Warrant, or the Warrant Shares][and the Additional Consideration Shares]. We are registering the offer and sale of the Shares [(including the Warrant Shares)] [and the Additional Consideration Shares] to satisfy certain registration obligations that we granted the selling stockholder in the Purchase Agreement.

The following table sets forth (i) the name of the selling stockholder; (ii) the number of shares of common stock beneficially owned by the selling stockholder [(including Warrant Shares, assuming exercise of the Warrant held by the selling stockholder on that date, without regard to any limitations on exercises)][ and the Additional Consideration Shares]; (iii) the number of Shares that may be offered under this prospectus; and (iv) the number of shares of common stock beneficially owned by the selling stockholder assuming all of the Shares [(including Warrant Shares)] [and the Additional Consideration Shares] covered hereby are sold. We do not know how long the selling stockholder will hold the Shares before selling them. Except as disclosed below in “— Relationship with Selling Stockholder”, we currently have no agreements, arrangements or understandings with the selling stockholder regarding the sale or other disposition of any Shares.

Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our common stock. Generally, a person “beneficially owns” shares of common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days.

The information set forth in the table below is based upon information obtained from the selling stockholder. The percentage of shares beneficially owned prior to, and after, the offering is based on [●] shares of our common stock outstanding as of [●] and assumes the selling stockholder disposes of all of the Shares [(including Warrant Shares)] [and the Additional Consideration Shares] covered by this prospectus and does not acquire beneficial ownership of any additional shares of common stock. The registration of the Shares [(including Warrant Shares)][ and the Additional Consideration Shares] does not necessarily mean that the selling stockholder will sell all or any portion of the Shares covered by this prospectus.

As used in this prospectus, the term “selling stockholder” includes the selling stockholder listed in the table below, together with any additional selling stockholder listed in a prospectus supplement, and its donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive Shares in any non-sale transfer after the date of this prospectus.

[TABLE]

Relationship with Selling Stockholder

Except as described below, the selling stockholder does not have, or within the past three years has not had, any position, office or other material relationship with us, any of our predecessors or affiliates.

[Asset Purchase]

[In [●], we entered into the [Purchase Agreement] with Ayala pursuant to which, upon the closing of the [Asset Purchase] on [●], we acquired Ayala’s [●] programs and assumed certain of Ayala’s liabilities associated with the acquired assets. Pursuant to the [Purchase Agreement], at the closing of the [Asset Purchase] we (i) paid Ayala $[●], subject to certain adjustments, (ii) issued Ayala [●] shares of our common stock, [and a Warrant exercisable into[●] shares of our common stock] (iii) assumed specified liabilities, and (iv) reimbursed Ayala for certain costs incurred by Ayala associated with the purchased assets [and (iv) on __, 2025, the Additional Consideration Shares].

Pursuant to the [Purchase Agreement] we agreed to file a registration statement with the SEC to cover the resale of the Shares [(including Warrant Shares)] [and the Additional Consideration Shares] by Ayala. [Describe any other terms.].

PLAN OF DISTRIBUTION

We are registering the resale of the shares of our common stock held by the selling stockholder from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the selling stockholder of the shares of our common stock. The selling stockholder will bear all fees, commissions and discounts, if any, attributable to the sales of shares and any transfer taxes. We will bear all other costs, expenses and fees in connection with the registration of shares of our common stock to be sold by the selling stockholder pursuant to this prospectus.

The term “selling stockholder” includes donees, pledgees, transferees or other successors in interest selling securities received after the date of this prospectus from the selling stockholder as a gift, pledge, partnership distribution or other transfer. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on the principal trading market for our common stock or any other stock exchange, market or trading facility on which our common stock is traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholder may use any one or more of the following methods when selling securities:

•	ordinary brokerage transactions and transactions in which the broker dealer solicits purchasers;

•	block trades in which the broker dealer will attempt to sell the common stock as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker dealer as principal and resale by the broker dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	directly to one or more purchasers;

•	settlement of short sales;

•	distribution to employees, members, limited partners or stockholders of the selling stockholder;

•	in transactions through broker dealers that agree with the selling stockholder to sell a specified number of such common stock at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	by pledge to secured debts and other obligations;

•	delayed delivery arrangements;

•	to or through underwriters, broker-dealers or agents; provided that in no event shall any resales by the selling stockholder take the form of an underwritten offering (as the term “underwritten public offering” is commonly understood, which for clarity does not include a transaction that does not involve the purchase by such broker-dealer of securities with a view to public resale thereby, but which transaction may be treated similarly to an underwritten public offering in terms of the procedures to be followed thereby as a matter of law or customary practice) without our prior consent;

•	in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	in options transactions;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may also sell the shares of our common stock under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

In addition, the selling stockholder that is an entity may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is our affiliate (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Broker-dealers engaged by the selling stockholder may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholder (or, if any broker-dealer acts as agent for the purchaser of our common stock, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with Financial Industry Regulatory Authority, or FINRA, Rule 5110; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with the sale of our common stock or interests therein, the selling stockholder may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of our common stock in the course of hedging the positions they assume. The selling stockholder may also sell our common stock short and deliver these shares to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these shares. The selling stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholder may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholder may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholder in amounts to be negotiated immediately prior to the sale.

The selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the shares of our common stock.

We will pay certain fees and expenses incurred by us incident to the registration of the resale of the Shares. We have agreed to indemnify the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act, and the selling stockholder may be entitled to contribution. We may be indemnified by the selling stockholder against certain losses, claims, damages and liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholder specifically for use in this prospectus, or we may be entitled to contribution.

The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares of our common stock may not simultaneously engage in market making activities with respect to our common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholder will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of our common stock by the selling stockholder or any other person. We will make copies of this prospectus available to the selling stockholder and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed with the selling stockholder to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) 18 months after the date this registration statement becomes effective, and (ii) the date on which the selling stockholder ceases to hold any Shares issued pursuant to the [Purchase Agreement].

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